Exhibit 99.1

Press Release

Assured Guaranty Ltd. Announces Reclassification in Conformance with New Industry Accounting Presentation for Credit Default Swap Contracts

Reclassification Does Not Change Net Income or Shareholders’ Equity

Hamilton, Bermuda — April 22, 2008.  Assured Guaranty Ltd. (“Assured” or the “Company”) today announced that effective the quarter ended March 31, 2008, it will reclassify the revenues and expenses under U.S. Generally Accepted Accounting Principles (“US GAAP”) associated with financial guaranty contracts that the Company’s financial guaranty subsidiaries write in the form of credit default swap (“CDS”) contracts.  This reclassification is being adopted by Assured after agreement with the member companies of the Association of Financial Guaranty Insurers in consultation with the staffs of the Office of the Chief Accountant and the Division of Corporate Finance of the Securities and Exchange Commission.  The new presentation does not change the Company’s net income or shareholders’ equity, although it does change the presentation of revenues, expenses, assets and liabilities.

“The new accounting presentation for CDS contracts is being implemented in order to increase the  comparability of our US GAAP financial statements with other financial guaranty companies that have CDS contracts,” stated Robert Mills, Chief Financial Officer of Assured Guaranty Ltd.  “However, we intend to provide in our financial supplements the necessary details for investors and analysts to be able to evaluate on the same basis these two types of contracts that have different accounting rules.”

Assured’s CDS contracts provide for credit protection against payment default and have substantially the same terms and conditions as its financial guaranty insurance contracts.  Under US GAAP, however, CDS contracts are subject to derivative accounting rules and financial guaranty policies are subject to insurance accounting rules.  CDS contracts are recorded at fair value under derivative accounting rules, even though Assured’s CDS contracts are not subject to margin or collateral calls due to changes in market value and are held to maturity.  The net unrealized gain or loss due to a CDS contract being marked to fair value will amortize to zero as the contract approaches its maturity date, unless there is a payment default on the security guaranteed by the contract.

The reclassification being adopted by the financial guaranty industry affects specific revenue, expense and balance sheet lines for CDS contracts, but will not change the amount of net income, shareholders’ equity or operating income, a non-US GAAP financial measure, that Assured reported under its prior financial statement presentation.  However, the amount of net earned premiums, total revenues, loss and loss adjustment expenses, total expenses and unrealized gains or losses on derivatives will change, as will the formula that the Company uses to calculate loss, expense and combined ratios.  In order to assist investors and analysts in understanding the impact of the reclassification on the Company’s first  quarter 2008 results, Assured today released two tables (Tables I and II located at the end of this press release) that show:  the consolidated balance sheet and income statement presented in its fourth quarter

2007 earnings press release; the income statement and balance sheet entries that the reclassification generates; and the resulting reclassified balance sheet and income statement for 2007.

The impact of the Company’s reclassification on its income statement as presented in its Fourth Quarter 2007 earnings press release is summarized on Table I.  As shown in the table, CDS revenues will be reclassified from “net earned premiums” to “realized gains and other settlements on credit derivatives.”  Loss and loss adjustment expenses and recoveries that were previously included in “loss and loss adjustment expenses (recoveries)” will be reclassified to “realized gains and other settlements on credit derivatives,” as well.  Portfolio and case loss and loss adjustment expenses will be reclassified from “loss and loss adjustment expenses (recoveries)” and will be included in “unrealized gains (losses) on credit derivatives,” which previously included only unrealized mark to market gains or losses on the Company’s contracts written in CDS form.

The impact of the reclassification on the Company’s balance sheet is summarized in Table II.  All CDS-related balances that are now included in “unearned premium reserves,” “reserves for losses and loss adjustment expenses,” “prepaid reinsurance premiums,” “premiums receivable” and “reinsurance balances payable” will be reclassified to either “credit derivative liability” or “credit derivative asset,” depending on the net position of the CDS contract at each balance sheet date.

In addition, the Company has posted on the Financial Information page of the Investor Information section of its website at www.assuredguaranty.com/investor/ltd/financial.aspx selected pages from its Fourth Quarter 2007 Financial Supplement that have been revised to show the new accounting presentation.  These pages show the effects of the reclassification on the following pages:  Selected Financial Highlights, Consolidated Income Statement, Consolidated Balance Sheet, Segment Consolidation, Financial Guaranty Direct Segment, Financial Guaranty Reinsurance Segment and Endnotes Related to Non-GAAP Financial Measures. The Company has provided this information in order to assist analysts and investors in comparing the Company’s new accounting presentation to the accounting presentation used prior to first quarter 2008.

As previously announced, Assured will release its first quarter 2008 financial results after 5:00 pm ET on May 8, 2008 and management will host a conference call at 7:30 am ET May 9, 2008 to discuss financial results, market conditions and business outlook.  Information on this call can be found on the Company’s website at www.assuredguaranty.com.

Assured Guaranty Ltd. is a publicly-traded Bermuda-based holding company.  Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information on the Company and its subsidiaries can be found at www.assuredguaranty.com.

Explanation of Non-GAAP Financial Measures:

Operating income, which is a non-GAAP financial measure, is defined as net income (loss) excluding i) after-tax realized gains (losses) on investments and ii) after-tax unrealized gains (losses) on credit derivatives, other than the Company’s net estimate of after-tax incurred case and portfolio loss and loss adjustment expense reserves for credit derivatives.  Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income enhances the understanding of Assured’s results of operations by highlighting the underlying profitability of Assured’s business.  Net realized gains (losses) on investments and net unrealized gains (losses) on credit derivatives, the portion attributable to the Company’s net estimate of incurred case and portfolio loss and loss adjustment expense reserves for credit derivatives, are excluded because the amount of both of these gains (losses) is heavily influenced by, and fluctuates, in part, according to market interest rates, credit spreads and other factors that management cannot control or predict.  This measure should not be viewed as substitute for net income (loss) determined in accordance with GAAP.

Table I:

Assured Guaranty Ltd.

Consolidated Income Statement

For the Year Ended December 31, 2007

(dollars in millions)

	As reported	Reclassifications		As reclassified

Revenues
Gross written premiums	$505.9	$(81.4)		$424.5

Net written premiums	486.3	(78.3)		408.0

Net earned premiums	232.0	(72.7	) A	159.3
Net investment income	128.1			128.1
Realized gains and other settlements on credit derivatives	—	74.0	B	74.0
Change in fair value attributed to loss reserves	—	(3.6	) C	(3.6)
Other income	0.5			0.5
Total revenues	360.6	(2.3)		358.3

Expenses
Loss and loss adjustment expenses (recoveries)	8.0	(2.2	) D	5.8
Profit commission expense	6.5			6.5
Acquisition costs	43.2	(0.1	) E	43.2
Other operating expenses	79.9			79.9
Interest and related expenses	26.2			26.2
Total expenses	163.7	(2.3)		161.4

Income before provision for income taxes	196.9	—		196.9

Total provision for income taxes	18.9			18.9
Operating income(1)	178.0	—		178.0

Plus: After-tax realized losses on investments	(1.3)			(1.3)
Plus: After-tax unrealized losses on credit derivatives, excluding change in fair value attributed to loss reserves(2)	(480.0)			(480.0)
Net loss	$(303.3)	$—		$(303.3)

1. Operating income, which is a non-GAAP financial measure, is defined as net income (loss) excluding i) after-tax realized gains (losses) on investments and ii) after-tax unrealized gains (losses) on credit derivatives, other than the Company’s net estimate of after-tax incurred case and portfolio loss and loss adjusted expense reserves for credit derivatives.

2. The year ended December 31, 2007 included a fair value after-tax gain of $5.4 million related to Assured Guaranty Corp.’s committed capital securities.

A = Reclassified to “Realized gains and other settlements on credit derivatives” line.

B = Includes (A), the net losses paid (recovered) portion of (D) and (E).

C = Includes “Unrealized losses (gains) on credit derivatives attributed to loss reserves” included in (D).

D = The net losses paid (recovered) related to credit derivatives of $1.4 million has been reclassified to “Realized gains and other settlements on credit derivatives”; the change in fair value related to loss reserves of $3.6 million has been reclassified to “Unrealized losses on credit derivatives.”

E = Reclassified to “Realized gains and other settlements on credit derivatives.”

Table II:

Assured Guaranty Ltd.

Consolidated Balance Sheet

As of December 31, 2007

(dollars in millions)

	As reported	Reclassifications		As reclassified

Assets
Fixed maturity securities, at fair value	$2,587.0	$		$2,587.0
Short-term investments, at cost which approximates fair value	552.9			552.9
Total investments	3,139.9	—		3,139.9

Cash and cash equivalents	8.0			8.0
Accrued investment income	26.5			26.5
Deferred acquisition costs	259.3			259.3
Prepaid reinsurance premiums	17.0	(3.5	) A	13.5
Reinsurance recoverable on ceded losses	8.8			8.8
Premiums receivable	57.9	(30.1	) A	27.8
Goodwill	85.4			85.4
Credit derivative assets	17.6	(3.8	) B	13.8
Deferred tax asset	147.6			147.6
Other assets	32.3			32.2
Total assets	$3,800.4	$(37.4)		$3,762.9

Liabilities and shareholders’ equity
Liabilities
Unearned premium reserves	$908.3	$(21.2	) A	$887.2
Reserves for losses and loss adjustment expenses	133.8	(8.3	) A	125.6
Profit commissions payable	22.3			22.3
Reinsurance balances payable	4.1	(0.9	) A	3.3
Current income taxes payable	0.6			0.6
Funds held by Company under reinsurance contracts	25.4			25.4
Credit derivative liabilities	630.2	(7.1	) B	623.1
Senior notes	197.4			197.4
Series A Enhanced Junior Subordinated Debentures	149.7			149.7
Liability for tax basis step-up adjustment	9.9			9.9
Other liabilities	51.9			51.9
Total liabilities	2,133.8	(37.4)		2,096.4

Shareholders’ equity
Common stock	0.8			0.8
Additional paid-in capital	1,023.9			1,023.9
Retained earnings	585.3			585.3
Accumulated other comprehensive income	56.6			56.6
Total shareholders’ equity	1,666.6	—		1,666.6

Total liabilities and shareholders’ equity	$3,800.4	$(37.4)		$3,762.9

A = Reclassified to “Credit derivative assets” and “Credit Derivative liabilities” depending on the net position of CDS contracts at the balance sheet date.

B = Includes amounts from (A).

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements could be affected by many events.  These events include a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments or volatility in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserves, changes in regulation or tax laws, governmental actions, natural catastrophes, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Investor Contact Information:

Assured Guaranty Ltd.

Sabra Purtill, CFA

Managing Director, Investor Relations & Strategic Planning

212-408-6044 or 441-278-6665

spurtill@assuredguaranty.com

Fixed Income Investors:

Michael Walker

Director, Fixed Income Investor Relations

212-261-5575

mwalker@assuredguaranty.com

Media:

Dawn Dover
Kekst and Company Incorporated
212-521-4817

dawn-dover@kekst.com